             LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

      The undersigned, being the managing member and authorized signatory of
BC Advisors, LLC ("BCA"), which is subject to the reporting obligations of the
Securities Exchange Act of 1934, as amended (the "Act"), due to or with respect to the direct or indirect ownership of the entities listed on Schedule I hereto
(the "Reporting Entities") of securities of Great Elm Group, Inc. and Great Elm
Capital Corp. (collectively, the "Corporations"), hereby constitutes and appoints Adam Cina and his respective designees, as the undersigned's true and lawful attorney- in-fact and agent to complete and execute in the undersigned's name and on the undersigned's behalf any and all documents, forms and filings as such attorney shall in his discretion determine to be required or advisable pursuant to the Act, other state or federal laws, the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the Reporting Entities' direct or indirect ownership, acquisition or disposition of securities of either of the Corporations, and to take all actions necessary or appropriate to obtain any codes, identifications and passwords required in order to file such forms with the Securities and Exchange
Commission, any governmental office or agency, any securities exchange or national association, or any other person or agency as such attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents shall do or cause to be done by virtue hereof.

      The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor are either of the Corporations assuming, any of the responsibilities of the
Reporting Entities to comply with Section 13 or Section 16 of the Act.

      This Limited Power of Attorney shall remain in full force and effect until the Reporting Entities are no longer required to make any filings with respect to the Reporting Entities' direct or indirect holdings of and transactions in securities issued by either of the Corporations unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney-in-fact.

      This Limited Power of Attorney is executed as of the date set forth below.

                                          /s/ Matthew A. Drapkin
                                          ----------------------------------
                                          Name: Matthew A. Drapkin
                                          Date: October 18, 2022

                                   SCHEDULE I

                               REPORTING ENTITIES

(1) BC Advisors, LLC, a Texas limited liability company

(2) Northern Right Capital Management, L.P., a Texas limited partnership

(3) NRC Partners I, LP, a Delaware limited partnership

(4) Northern Right Capital (QP) L.P., a Texas limited Partnership